QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
 April 18, 2005

PACIFIC ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	313345	68-0490580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5900 Cherry Avenue
Long Beach, CA 90805
(Address of principal executive office)

(562) 728-2800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

        Attached as Exhibit 99.1 is a copy of a press release, dated April 18, 2005, announcing Pacific Energy Partners, L.P. received the approvals necessary in order to begin repair work on its Line 63 pipeline.

        In a press release dated March 23, 2005, we announced that there was an oil release caused by a landslide on our Line 63 pipeline. The pipeline has been shut down since that time, awaiting the approvals necessary to commence the repairs to restart the line.

        We are currently assessing the total costs we will incur in connection with the clean-up, restoration and repair efforts. In addition, we are reviewing the potential cost recovery through our insurance coverage, which has a $2.0 million deductible, as well as from the Oil Spill Liability Trust Fund. We are also reviewing the potential to implement a temporary surcharge on our Line 63 tariff rates to recover damages and repair costs. We will announce our first quarter 2005 earnings and hold a conference call on April 27, 2005 and April 28, 2005. At that time we will provide updated guidance for the second quarter and full year 2005. An update of Line 63 and the related costs and recoveries will also be provided at that time. The costs to be incurred, net of insurance and other recoveries, may have a material adverse impact on our net income.

        The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

  99.1
  Pacific Energy Partners, L.P. Press Release dated April 18, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.
By:	Pacific Energy GP, LP, its general partner
By:	Pacific Energy Management LLC, its general partner
/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk Senior Vice President, Chief Financial Officer and Treasurer

Dated: April 18, 2005

EXHIBIT INDEX

Exhibit 99.1—Pacific Energy Partners, L.P. Press Release dated April 18, 2005

QuickLinks

  ITEM 7.01 REGULATION FD DISCLOSURE
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX